EXHIBIT 99

The Spiegel Group Announces Management Changes

DOWNERS GROVE, Ill. - February 28, 2003 - The Spiegel Group (Spiegel, Inc.) today announced that its board of directors has named William Kosturos, a managing director at Alvarez & Marsal, Inc., an international turnaround and management consulting firm, as chief restructuring officer. The appointment follows the decision by Martin Zaepfel to retire from his positions as vice chairman, president and chief executive officer, effective March 1, 2003. Mr. Kosturos will assume the additional position and duties of interim CEO on that date. Mr. Kosturos will work with the Company's senior management team to strengthen the Company's financial position and improve operations. The board has initiated a search for a permanent CEO.
 Over the course of his nearly 20-year career, Mr. Kosturos has helped numerous companies improve their operational performance and successfully navigate turnaround, restructuring and reorganization situations. His experience spans a range of industries, including: retail, consumer products, food processing, technology and utilities.
 "We are delighted to have someone with Bill's depth of experience join our team," said Dr. Michael Otto, chairman of The Spiegel Group board of directors. "I am certain that his proven success in business restructuring will be very beneficial as we take steps to strengthen our Company's financial situation and position ourselves for a stronger future."
 "On behalf of the board, I would like to express our sincere gratitude to Martin for his hard work and dedication," continued Dr. Otto. "Martin's leadership was critical in guiding the Company for the past two years through a very challenging environment."

About the Company
 The Spiegel Group is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, nearly 560 specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News, Spiegel Catalog and First Consumers National Bank. The company's Class A Non-Voting Common Stock trades on the over-the-counter market ("Pink Sheets") under the ticker symbol: SPGLA. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

About Alvarez & Marsal
 Alvarez & Marsal, Inc. (A&M) was formed in 1983 to provide specialized management and advisory services to underperforming and/or over-leveraged companies. A&M today has 170 professionals based in 12 locations serving the US, Europe, Asia and Latin America. For more information on Alvarez & Marsal, please visit www.alvarezandmarsal.com.

Forward Looking Statements
 This report contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this report. Forward-looking statements include information concerning the Company's possible or assumed future results of operations. These statements often include words such as "expect," "plan," "believe," "anticipate", "intend," "estimate," or similar expressions. As you read and consider this report, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, the uncertainty regarding the Company's ability to enter into new credit facilities with its lending institutions, uncertainty regarding the Company's ability to amend its existing agreement with MBIA, the occurrence and effects of early amortization events ("Pay Out Events") of the Company's asset-backed securities, the uncertainty relating to the sale or liquidation of the bankcard segment; increased oversight or restrictions by the OCC on the bankcard segment which could reduce the market value of the bankcard segment; the risk associated with fulfilling the obligations set forth in the Bank's disposition plan; the availability of future liquidity support from the Company's majority stockholder; reduction in cash available from the Company's securitization transactions; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; dependence on the securitization of credit card receivables to fund operations; state and federal laws and regulations related to offering and extending credit; risks associated with collections on the Company's credit card portfolio; interest rate fluctuations; postal rate increases; paper or printing costs; the success of planned merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the Company's control.
 All future written and oral forward-looking statements made by the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the Company's ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.